Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER

OF

ENTORIAN TECHNOLOGIES INC.

a Delaware corporation

WITH AND INTO

STAKTEK HOLDINGS, INC.

a Delaware corporation

Pursuant to Section 253 of the General Corporation Law of the State of Delaware

Staktek Holdings, Inc., a Delaware corporation (the "Company"), does hereby certify the following facts relating to the merger (the "Merger") of Entorian Technologies Inc., a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation:

FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

SECOND: The Company is the owner of all of the outstanding shares of the sole class of capital stock of the Subsidiary.

THIRD: The Board of Directors of the Company, by the following resolutions duly adopted by way of unanimous written consent in lieu of a meeting on February 25, 2006, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware;

NOW, THEREFORE, BE IT RESOLVED, that, effective upon the filing of (or at such subsequent time as may be specified in) the Certificate of Ownership and Merger filed in respect thereof (the "Effective Time"), the Subsidiary shall be merged with and into the Company with the Company being the surviving corporation (the "Merger"); and further

RESOLVED, that, at any time prior to the Effective Time, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Company; and further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Company shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Company, held by the person who was the holder of such share of capital stock of the Company immediately prior to the Merger; and

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and further

RESOLVED, that, at the Effective Time, Article I of the Amended and Restated Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

ARTICLE I

The name of the corporation is Entorian Technologies Inc.

RESOLVED, that each officer of the Company is authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date of adoption thereof, in the discretion of such officer to specify therein an Effective Time subsequent to the filing thereof and to file the same in the office of the Secretary of State of the State of Delaware; and further

RESOLVED, that in connection with changing the Company's name, each officer of the Company is authorized, in the name and on behalf of the Company to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in his or her judgment, be required or advisable.

FOURTH: The Company shall be the surviving corporation of the Merger. The name of the surviving corporation shall be amended in the Merger to be "Entorian Technologies Inc."

FIFTH: The Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article I thereof shall be amended to read in its entirety as follows:

ARTICLE I

The name of the corporation is Entorian Technologies Inc.

SIXTH: This Certificate of Ownership and Merger, and the Merger provided for herein, shall not become effective until, and shall become effective upon, its filing with the Delaware Secretary of State.

* * * * *

Signature page follows.

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 26th day of February, 2008.

STAKTEK HOLDINGS, INC.

/s/ Wayne R. Lieberman

Wayne R. Lieberman
President and Chief Executive Officer

Signature Page to Certificate of Ownership and Merger